UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor

New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 14, 2017, Medley Capital Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The following two proposals were voted on at the meeting: (1) the election of Mr. Brook Taube, Ms. Karin Hirtler-Garvey and Mr. John E. Mack as Class III directors to serve until the Company’s 2020 Annual Meeting of Stockholders; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending September 30, 2017.

Stockholders of record at the close of business on December 20, 2016, were entitled to vote at the Annual Meeting. As of December 20, 2016, there were 54,474,211 shares of common shared outstanding and entitled to vote. A quorum consisting of 45,248,124 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both such proposals were approved by the requisite vote.

Proposal 1.	The election of Mr. Brook Taube, Ms. Karin Hirtler-Garvey and Mr. John E. Mack as Class III directors to serve until the Company’s 2020 Annual Meeting of Stockholders:

Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Brook Taube	19,017,177	555,168	0	25,675,779
Karin Hirtler-Garvey	18,924,134	648,211	0	25,675,779
John E. Mack	18,997,072	575,273	0	25,675,779

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm the fiscal year ending September 30, 2017:

Votes For	Votes Withheld	Abstentions
44,405,083	592,598	250,443

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2017	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer